Exhibit 22.1

List of Guarantor Subsidiaries

Except as indicated below, the following subsidiaries of D.R. Horton, Inc. (the “Company”) were, as of July 28, 2021, guarantors of the Company’s 4.375% senior notes due 2022, 4.75% senior notes due 2023, 5.75% senior notes due 2023, 2.5% senior notes due 2024, 2.6% senior notes due 2025 and 1.4% senior notes due 2027.

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation
C. Richard Dobson Builders, Inc.	Virginia

CH Investments of Texas, Inc. (f/k/a CH Investments of Texas II, Inc.)	Delaware

CHTEX of Texas, Inc.	Delaware

Continental Homes, Inc.	Delaware

Continental Homes of Texas, L.P.	Texas

Continental Residential, Inc. (f/k/a L&W Investments, Inc.)	California

D.R. Horton - CHAustin, LLC (f/k/a DRH Regrem XXXII, LLC)	Delaware

D.R. Horton - Colorado, LLC (f/k/a DRH Regrem XXXV, LLC)	Delaware

D.R. Horton – Corpus Christi, LLC (f/k/a DRH Regrem XLII, LLC)	Delaware

D.R. Horton - Crown, LLC (f/k/a DRH Regrem XXVII, LLC)	Delaware

D.R. Horton - Emerald, Ltd. (f/k/a DRH Regrem VI, LP)	Texas

D.R. Horton - Georgia, LLC (f/k/a DRH Regrem XXX, LLC)	Delaware

D.R. Horton - Highland, LLC (f/k/a DRH Regrem XXXIX, LLC)	Delaware

D.R. Horton - Indiana, LLC (f/k/a DRH Regrem XXXVI, LLC)	Delaware

D.R. Horton - Iowa, LLC (f/k/a DRH Regrem XXXVIII, LLC)	Delaware

D.R. Horton - Nebraska, LLC (f/k/a DRH Regrem XLIV, LLC)	Delaware

D.R. Horton - Permian, LLC (f/k/a DRH Regrem XXXIII, LLC)	Delaware

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation
D.R. Horton - Regent, LLC (f/k/a DRH Regrem XXVI, LLC)	Delaware

D.R. Horton - Terramor, LLC (f/k/a DRH Regrem XL, LLC)	Delaware

D.R. Horton - Texas, Ltd.	Texas

D.R. Horton - WPH, LLC (f/k/a (i) D.R. Horton - Atlanta, LLC and (ii) DRH Regrem XXIX, LLC)	Delaware

D.R. Horton - Wyoming, LLC (f/k/a DRH Regrem XLIII, LLC)	Delaware

D.R. Horton, Inc. - Birmingham	Alabama

D.R. Horton, Inc. -Chicago	Delaware

D.R. Horton, Inc. - Dietz-Crane (f/k/a DRH Regrem I, Inc.)	Delaware

D.R. Horton, Inc. - Greensboro	Delaware

D.R. Horton, Inc. - Gulf Coast (f/k/a DRH Regrem V, Inc.)	Delaware

D.R. Horton, Inc. - Huntsville (f/k/a DRH Regrem XIII, Inc.)	Delaware

D.R. Horton, Inc. - Jacksonville (f/k/a D.R. Horton, Inc. - San Diego)	Delaware

D.R. Horton, Inc. - Louisville (f/k/a D.R. Horton, Inc. - Albuquerque)	Delaware

D.R. Horton, Inc. - Midwest (f/k/a (i) DRH Cambridge Homes, Inc. and (ii) D.R. Horton Sacramento Management Company, Inc.)	California

D.R. Horton, Inc. - Minnesota	Delaware

D.R. Horton, Inc. - New Jersey	Delaware

D.R. Horton, Inc. - Portland	Delaware

D.R. Horton, Inc. - Torrey	Delaware

D.R. Horton BAY, Inc. (f/k/a (i) D.R. Horton OCI, Inc., (ii) D.R. Horton Orange County, Inc. and (iii) DRH Regrem IX, Inc.)	Delaware

D.R. Horton CA2, Inc. (f/k/a D.R. Horton, Inc. - Sacramento)	California

D.R. Horton CA3, Inc. (f/k/a (i) DRH Regrem IV, Inc. and (ii) D.R. Horton, Inc. - Fresno)	Delaware

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation
D.R. Horton CA4, LLC (f/k/a DRH Regrem XXXI, LLC)	Delaware

D.R. Horton Cruces Construction, Inc. (f/k/a DRH Regrem XI, Inc.)	Delaware

D.R. Horton Hawaii LLC (f/k/a D.R. Horton - Schuler Homes, LLC)	Delaware

D.R. Horton LA North, Inc. (f/k/a DRH Regrem X, Inc.)	Delaware

D.R. Horton Los Angeles Holding Company, Inc.	California

D. R. Horton Management Company, Ltd. (f/k/a Meadows Management Company, Ltd.)	Texas

D.R. Horton Materials, Inc. (f/k/a DRH Regrem III, Inc.)	Delaware

D.R. Horton Serenity Construction, LLC (f/k/a DRH Regrem VIII, LLC)	Delaware

D.R. Horton VEN, Inc. (f/k/a (i) D.R. Horton LAV, Inc. and (ii) D.R. Horton San Diego Holding Company, Inc.)	California

DRH Cambridge Homes, LLC	Delaware

DRH Construction, Inc.	Delaware

DRH - HWY 114, LLC (f/k/a DRH Regrem XLI, LLC)	Delaware

DRH Phoenix East Construction, Inc. (f/k/a CHI Construction Company)	Arizona

DRH Regrem VII, LP	Texas

DRH Regrem XII, LP	Texas

DRH Regrem XIV, Inc.	Delaware

DRH Regrem XV, Inc.	Delaware

DRH Regrem XVI, Inc.	Delaware

DRH Regrem XVII, Inc.	Delaware

DRH Regrem XVIII, Inc.	Delaware

DRH Regrem XIX, Inc.	Delaware

DRH Regrem XX, Inc.	Delaware

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation
DRH Regrem XXI, Inc.	Delaware

DRH Regrem XXII, Inc.	Delaware

DRH Regrem XXIII, Inc.	Delaware

DRH Regrem XXIV, Inc.	Delaware

DRH Regrem XXV, Inc. (f/k/a (i) D.R. Horton VEN, Inc., (ii) D.R. Horton, Inc. - Los Angeles and (iii) D.R. Horton, Inc. -Chicago)	Delaware

DRH Regrem XLV, LLC	Delaware

DRH Regrem XLVI, LLC	Delaware

DRH Regrem XLVII, LLC	Delaware

DRH Regrem XLVIII, LLC	Delaware

DRH Regrem XLIX, LLC	Delaware

DRH Regrem L, LLC	Delaware

DRH Regrem LI, LLC	Delaware

DRH Regrem LII, LLC	Delaware

DRH Regrem LIII, LLC	Delaware

DRH Regrem LIV, LLC	Delaware

DRH Regrem LV, LLC	Delaware

DRH Regrem LVI, LLC*	Delaware

DRH Regrem LVII, LLC*	Delaware

DRH Regrem LVIII, LLC*	Delaware

DRH Regrem LIX, LLC*	Delaware

DRH Regrem LX, LLC*	Delaware

DRH Regrem LXI, LLC*	Delaware

*	Entity is expected to guarantee debt securities of the Company issued pursuant to the Registration Statement on Form S-3ASR to which this exhibit is appended.

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation
DRH Regrem LXII, LLC*	Delaware

DRH Regrem LXIII, LLC*	Delaware

DRH Regrem LXIV, LLC*	Delaware

DRH Regrem LXV, LLC*	Delaware

DRH Southwest Construction, Inc. (f/k/a DRH Land Company, Inc.)	California

DRH Tucson Construction, Inc. (f/k/a DRH - California, Inc.)	Delaware

HPH Homebuilders 2000 L.P.	California

KDB Homes, Inc.	Delaware

Lexington Homes - DRH, LLC (f/k/a DRH Regrem XXXIV, LLC)	Delaware

Meadows I, Ltd.	Delaware

Meadows II, Ltd.	Delaware

Meadows VIII, Ltd.	Delaware

Meadows IX, Inc.	New Jersey

Meadows X, Inc.	New Jersey

Melody Homes, Inc.	Delaware

Pacific Ridge - DRH, LLC (f/k/a (i) D.R. Horton - Seattle North, LLC and (ii) DRH Regrem XXVIII, LLC)	Delaware

Schuler Homes of Arizona LLC	Delaware

Schuler Homes of California, Inc.	California

Schuler Homes of Oregon, Inc.	Oregon

Schuler Homes of Washington, Inc.	Washington

SGS Communities at Grande Quay L.L.C.	New Jersey

*	Entity is expected to guarantee debt securities of the Company issued pursuant to the Registration Statement on Form S-3ASR to which this exhibit is appended.

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation
SHA Construction LLC	Delaware

SHLR of California, Inc.	California

SHLR of Nevada, Inc.	Nevada

SHLR of Washington, Inc.	Washington

SRHI LLC	Delaware

SSHI LLC	Delaware

Vertical Construction Corporation (f/k/a Lokelani Construction Corporation)	Delaware

Walker Drive, LLC (f/k/a DRH Regrem XXXVII, LLC)	Delaware

Western Pacific Housing-Antigua, LLC (f/k/a Western Pacific Housing - Eastlake, LLC)	Delaware

Western Pacific Housing-Broadway, LLC	Delaware

Western Pacific Housing-Canyon Park, LLC	Delaware

Western Pacific Housing-Carrillo, LLC	Delaware

Western Pacific Housing-Communications Hill, LLC	Delaware

Western Pacific Housing-Copper Canyon, LLC (f/k/a Agoura II, LLC)	Delaware

Western Pacific Housing-Creekside, LLC	Delaware

Western Pacific Housing-Lomas Verdes, LLC	Delaware

Western Pacific Housing-McGonigle Canyon, LLC (f/k/a Western Pacific Housing-Carlsbad II, LLC)	Delaware

Western Pacific Housing - Mountaingate, L.P.	California

Western Pacific Housing-Norco Estates, LLC	Delaware

Western Pacific Housing-Pacific Park II, LLC	Delaware

Western Pacific Housing-Park Avenue East, LLC	Delaware

Western Pacific Housing-Park Avenue West, LLC	Delaware

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation
Western Pacific Housing-Playa Vista, LLC	Delaware

Western Pacific Housing-River Ridge, LLC	Delaware

Western Pacific Housing-Terra Bay Duets, LLC	Delaware

Western Pacific Housing-Torrey Meadows, LLC	Delaware

Western Pacific Housing-Torrey Village Center, LLC	Delaware

Western Pacific Housing-Windemere, LLC (f/k/a Western Pacific Housing-Glacier, LLC)	Delaware

Western Pacific Housing, Inc. (f/k/a Schuler Homes Holdco, Inc.)	Delaware

Western Pacific Housing Management, Inc. (f/k/a Western Pacific Housing, Inc. (CA))	California

WPH-Camino Ruiz, LLC	Delaware